Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294080-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 17, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 6, 2026)

$

Boston Properties Limited Partnership

% Senior Notes due

The notes will bear interest at the rate of  % per year. Interest on the notes is payable on   and   of each year, beginning on   ,    . The notes will mature on   ,    unless we redeem them earlier. We may redeem some or all of the notes at any time prior to maturity. The redemption price is discussed under the caption “Description of Notes—Optional Redemption.”

The notes will be our senior, unsecured obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

The notes will not be listed on any securities exchange.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and on page 19 of our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total
Public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

Interest on the notes will accrue from  , 2026.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear system, on or about     , 2026.

Joint Book-Running Managers

J.P. Morgan	BBVA	BNY Capital Markets	PNC Capital Markets LLC	TD Securities	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is August  , 2026

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents to which we have referred you under the caption “Information Incorporated by Reference” in the accompanying prospectus.

Unless the context otherwise requires, all references in this prospectus supplement to “we,” “us,” “our,” “the partnership,” “BPLP,” or similar expressions refer collectively to Boston Properties Limited Partnership, a Delaware limited partnership, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise. All references to “BXP” or “the Company” used in this prospectus supplement refer to BXP, Inc., a Delaware corporation and the sole general partner of BPLP.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, especially the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission on February 27, 2026 before making an investment decision regarding the notes.

About Our Company

BPLP is the entity through which BXP conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. BXP is a fully integrated, self-administered and self-managed real estate investment trust, or REIT, and is one of the largest publicly traded office REITs (based on total market capitalization as of June 30, 2026) in the United States that develops, owns and manages primarily premier workplaces.

Our properties are concentrated in six dynamic gateway markets – Boston, Los Angeles, New York, San Francisco, Seattle and Washington, DC. At June 30, 2026, we owned or had joint venture interests in a portfolio of 164 commercial real estate properties aggregating approximately 51.1 million rentable square feet of primarily premier workplaces, including six properties under construction/redevelopment totaling approximately 3.5 million rentable square feet. At June 30, 2026, our properties consisted of:

•	143 office properties (including two properties under construction/redevelopment);

•	13 retail properties;

•	seven residential properties (including four properties under construction); and

•	one hotel.

We consider premier workplaces to be well-located buildings that are modern structures or have been modernized to compete with newer buildings, are professionally managed and maintained, and offer a number and type of amenities that are in high demand by clients that are focused on the importance of the physical work environment in recruiting and retaining the top-performing employees. As such, these properties attract creditworthy clients and command upper-tier rental rates in their markets. We do not consider the expression “premier workplaces” a classification of our properties in accordance with any standard listing criteria in the real estate industry. We therefore caution investors that our use and definition of “premier workplaces” may be different than the use and definition of similar expressions and traditional classifications that may be used by other companies.

Our principal executive office is located at Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199 and our telephone number is (617) 236-3300.

The Offering

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.” For purposes of this section entitled “The Offering” and the “Description of Notes,” references to “we,” “us,” and “our” refer only to BPLP and not to its subsidiaries.

Issuer	Boston Properties Limited Partnership

Securities Offered	$ aggregate principal amount of % senior notes due .

Maturity Date	, unless earlier redeemed.

Interest Rate and Payment Dates	% per year. Interest will be payable semi-annually, in cash, on and of each year, beginning , .

Optional Redemption	We may redeem some or all of the notes at any time and from time to time at the applicable redemption price discussed under the caption “Description of Notes—Optional Redemption” in this prospectus supplement.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to our mortgages and our other secured indebtedness to the extent of the value securing such indebtedness. The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries from time to time outstanding. The notes will not be subject to any sinking fund provision.

Form and Denominations	The notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $1,000 and integral multiples of $1,000. See “Description of Notes—Brief Description of the Notes” in this prospectus supplement.

Covenants	We will issue the notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. Under the indenture, we have agreed, among other things, to certain restrictions on incurring debt, using our assets as security in other transactions and other restrictions. See “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Covenants” in the accompanying prospectus.

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $    after deducting the underwriting discount and estimated transaction expenses payable by us. We intend to use the net proceeds from this offering to fund the redemption or repayment of the $1.0 billion aggregate principal amount of our 2.750% senior notes due 2026 that are scheduled to mature on

October 1, 2026 (the “2026 Notes”). To the extent the proceeds from this offering are insufficient to redeem or repay the 2026 Notes in full, we intend to use available cash and/or borrowings under our $2.25 billion revolving line of credit (the “Revolving Facility”) to fund the remaining portion of the funds needed. Pending the use of the net proceeds from this offering as described above, we may repay other debt, including amounts outstanding under the Revolving Facility, and/or invest the net proceeds in short-term, interest-bearing deposit accounts. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	You should read carefully the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and page 19 of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain considerations relevant to an investment in the notes.

Trading	The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained. We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.

Further Issuances	We may from time to time, without notice to or consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and the date upon which the first payment of interest is made. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

RISK FACTORS

You should carefully consider the following risks and the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2025 and documents we file with the Securities and Exchange Commission after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. These risks are not the only risks that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities, including the notes, could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Relating to this Offering

Our substantial indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.

We have a substantial amount of debt. As of June 30, 2026, we had total consolidated indebtedness of approximately $15.7 billion, consisting of approximately (i) $8.9 billion of publicly traded unsecured senior notes, (ii) $1.0 billion of unsecured exchangeable senior notes, (iii) $4.3 billion of property-specific mortgage debt, (iv) $100.0 million of principal outstanding under our unsecured term loan facility (the “2024 Unsecured Term Loan”), (v) $700.0 million of principal outstanding under our unsecured term loan facility (the “Term Loan Facility”) and (vi) $750.0 million of unsecured commercial paper notes outstanding under our commercial paper program (the “Commercial Paper Program”). We have an unsecured credit facility (the “2025 Credit Facility”), which provides for borrowings of up to $2.95 billion through the $2.25 billion Revolving Facility and the $700.0 million Term Loan Facility, and is used as a backstop for the $750.0 million Commercial Paper Program. As of June 30, 2026, we had no borrowings outstanding under the Revolving Facility and approximately $1.3 million of aggregate outstanding letters of credit. After deducting the $750.0 million being used as a backstop for the Commercial Paper Program, at June 30, 2026, we had the ability to borrow approximately $1.5 billion under the Revolving Facility.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;

•	increase our vulnerability to adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of interest on and principal of our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to borrow money or sell stock to fund our development projects, working capital, capital expenditures, general corporate purposes or acquisitions;

•	restrict us from making strategic acquisitions or exploiting business opportunities;

•	place us at a disadvantage compared to competitors that have less debt; and

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

As of June 30, 2026, we had outstanding consolidated variable rate debt of approximately $2.3 billion, which consisted of $800.0 million of aggregate principal outstanding under the 2024 Unsecured Term Loan and Term Loan Facility, $750.0 million of unsecured commercial paper notes outstanding under the Commercial Paper Program and approximately $800.0 million of secured debt. However, we have entered into interest rate swaps to fix the interest rate for the $600.0 million of secured mortgage debt maturing October 2028. We may incur additional indebtedness that bears interest at variable rates in the future. If we incur such indebtedness and the interest rates increase significantly, or if our cost of capital for new indebtedness, including indebtedness bearing a fixed interest rate, increases, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would increase. We may not be able to lessen the impact of rising interest rates on such additional indebtedness through interest rate swap agreements or other interest rate hedging contracts.

In addition, our unsecured senior notes, the 2025 Credit Facility and the 2024 Unsecured Term Loan require us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the credit agreements governing the 2025 Credit Facility, the 2024 Unsecured Term Loan or in agreements governing our other outstanding indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as issuing additional equity or delaying capital expenditures, or seeking strategic acquisitions and joint ventures, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

The notes restrict, but do not eliminate, our ability to incur additional debt, which could exacerbate any or all of the risks described above, or prohibit us from taking other action that could negatively impact holders of the notes.

The terms of the notes and the indenture governing the notes restrict us from incurring additional indebtedness. However, these limitations are subject to numerous exceptions. See “Description of Notes—Certain Covenants—Limitations on Incurrence of Debt” in this prospectus supplement. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture governing the notes and the notes, including repurchasing indebtedness or paying distributions, could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under “Description of Notes—Certain Covenants—Limitations on Incurrence of Debt” in this prospectus supplement, the indenture does not contain any provisions applicable to these notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

Our unconsolidated joint ventures’ substantial indebtedness subjects noteholders to many of the same risks as our indebtedness.

As of June 30, 2026, we had effective ownership interests ranging from approximately 19% to approximately 71% in a number of unconsolidated joint ventures. As of June 30, 2026, these unconsolidated joint ventures had assets aggregating approximately $4.9 billion and indebtedness aggregating approximately $2.7 billion. The substantial indebtedness of these unconsolidated joint ventures subjects noteholders to many of the same risks as our indebtedness as described above and could adversely affect our financial condition, ability to fulfill our obligations under the notes, our ability to generate sufficient cash flow to meet our debt service obligations and our business and growth prospects.

The notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future.

The notes are not secured by any of our assets. As a result, the notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future to the extent of the value of the collateral securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing the debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. As of June 30, 2026, we had approximately $4.3 billion of secured consolidated debt outstanding, which consisted of property-specific mortgage debt.

The notes will effectively be junior to the liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Holders of the notes will not be creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.

There is no public trading market for the notes, which could limit their market price or the ability to sell them for an amount equal to, or higher than, their initial offering price.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Accordingly, there can be no assurance that an active public trading market for the notes will ever develop and, even if one develops, will be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, outstanding amount of the notes, the financial condition, results of operations, business, prospects and credit quality of BXP and its subsidiaries, including us, and other comparable entities, the ratings our senior debt receives from rating agencies, the market for similar securities, the overall securities market and the tax treatment of the notes. The liquidity of the trading market, if any, and future trading prices of the notes may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.

We may use the net proceeds from this offering in ways with which you may not agree.

We intend to use the net proceeds from this offering to fund the redemption or repayment of the 2026 Notes. To the extent the proceeds from this offering are insufficient to redeem or repay the 2026 Notes in full, we intend to use available cash and/or borrowings under the Revolving Facility to fund the remaining portion of the funds needed. Pending the use of the net proceeds from this offering as described above, we may repay other debt, including amounts outstanding under the Revolving Facility, and/or invest the net proceeds in short-term, interest-bearing deposit accounts. We will retain broad discretion over the use or allocation of the net proceeds from this offering and you may not agree with the ultimate use or allocation of these net proceeds.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time. See “Description of Notes—Optional Redemption” in this prospectus supplement. If market interest rates at the time of redemption are less than the interest rate payable on the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we are including this statement for purposes of complying with those safe harbor provisions, in each case, to the extent applicable. We caution investors that any such forward-looking statements are based on current beliefs, expectations of future events and assumptions made by, and information currently available to, our management. When used, the words “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance or occurrences, which may be affected by known and unknown risks, trends, uncertainties and factors that are, in some cases, beyond our control. If one or more of these known or unknown risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you that, while forward-looking statements reflect our good-faith beliefs when we make them, they are not guarantees of future performance or occurrences and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results, trends and assumptions at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include the following risks and uncertainties, among others:

•

volatile or adverse economic, capital markets and political conditions, including continued inflation, elevated interest rates, supply chain disruptions, policy changes related to tariffs and prolonged government shutdowns or disruptions, which may directly or indirectly impact us, our current clients and our prospective clients, including their demand for office space, and the costs and availability of construction materials and the economic returns on our construction and development activities;

•

volatile or adverse geopolitical conflicts and dislocations in the credit markets could adversely affect economic conditions and/or restrict our access to cost-effective capital, which could have a material adverse effect on our business opportunities, results of operations and financial condition;

•

risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing, and the use of forward interest rate contracts and derivatives and the effectiveness of such arrangements;

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on attractive terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate);

•	failure to integrate acquisitions and developments successfully;

•	risks and uncertainties affecting property development and construction;

•	the ability of our joint venture partners to satisfy their obligations;

•	risks associated with actual or threatened terrorist attacks;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•	risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate change;

•

risks associated with our use of artificial intelligence and cyber security breaches, incidents, and compromises, as well as other significant disruptions of our information technology (IT) networks and related systems, which support our operations and our buildings;

•	risks associated with legal proceedings and other claims that could result in substantial monetary damages and other costs;

•	risks associated with BXP’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended;

•	possible adverse changes in tax and environmental laws;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;

•	risks associated with possible state and local tax audits;

•	risks associated with our dependence on key personnel whose continued service is not guaranteed; and

•	the other risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or described herein, in each case, under the caption “Risk Factors.”

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not unduly rely on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for subsequent periods and our Current Reports on Form 8-K as we file them with the Securities and Exchange Commission, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

USE OF PROCEEDS

We expect to receive approximately $    in net proceeds from this offering after deducting the underwriting discount and estimated transaction expenses payable by us. We intend to use the net proceeds from this offering to fund the redemption or repayment of the 2026 Notes. To the extent the proceeds from this offering are insufficient to redeem or repay the 2026 Notes in full, we intend to use available cash and/or borrowings under the Revolving Facility to fund the remaining portion of the funds needed. Pending the use of the net proceeds from this offering as described above, we may repay other debt, including amounts outstanding under the Revolving Facility, and/or invest the net proceeds in short-term, interest-bearing deposit accounts.

Description of the 2026 Notes

We currently have $1.0 billion in aggregate principal amount of the 2026 Notes outstanding, which bear interest at a rate of 2.750% per annum, are scheduled to mature on October 1, 2026 and may be repaid at maturity or redeemed by us at any time upon not less than 15 days’ but not more than 60 days’ prior notice.

DESCRIPTION OF NOTES

The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” You can find the definition of certain terms used in this description under the subheading “—Special Terms Used in Certain Covenants.” In this description, the words “we,” “our,” “ours,” “us” and “BPLP” refer only to BPLP and not to any of its subsidiaries.

General

We are issuing $    of senior notes that will mature on  ,    . We will issue the notes under our senior debt securities indenture (the “Original Indenture”), dated as of December 13, 2002, between BPLP and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by supplemental indenture no. 27, to be dated as of    , 2026 (together with the Original Indenture, the “Indenture”). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description summarizes selected provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the Indenture as an exhibit to the registration statement, which includes the accompanying prospectus, copies of which are available for inspection at our offices.

Brief Description of the Notes

The notes will:

•	be our direct, senior unsecured obligations;

•

rank equally with each other and all of our other unsecured and unsubordinated indebtedness from time to time outstanding, including indebtedness outstanding from time to time under our unsecured credit facilities;

•

be effectively subordinated to our mortgages and other secured indebtedness of ours as to the specific properties securing such indebtedness and structurally subordinated to indebtedness and other liabilities of any of our subsidiaries now existing or that we may form in the future;

•	entitle you to realize value from unencumbered or indirectly held properties only after satisfaction of secured indebtedness and other liabilities;

•	not be subject to any sinking fund provision; and

•	be issued in denominations of $1,000 and integral multiples of $1,000.

As of June 30, 2026, the total amount of unsecured, unsubordinated indebtedness of BPLP was approximately $11.4 billion, our subsidiaries had no unsecured indebtedness, and our share of unconsolidated joint venture indebtedness was approximately $1.1 billion. As of June 30, 2026, the total amount of secured indebtedness of BPLP and our subsidiaries on a consolidated basis (excluding unconsolidated joint venture debt) was approximately $4.3 billion, which consisted of property-specific mortgage debt.

Principal and Interest

The notes will bear interest at   % per annum from   ,   or from the immediately preceding interest payment date to which interest has been paid, payable semi-annually in arrears on   and   of each year, commencing   ,   , each such date being referred to as an “interest payment date,” to the persons in whose name the applicable notes are registered in the security register at the close of business 15 calendar days prior to such interest payment date, each such date being referred to as a “regular record date.” Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on the notes on any interest payment date, the stated maturity date or the redemption date, as the case may be, will include interest accrued from and including the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including      , 2026, if no interest has been paid on the notes) to but excluding such interest payment date, the stated maturity date or the redemption date, as the case may be.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a note will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such note is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which shall be given to the holder of such note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner, as more particularly described in the indenture.

If any interest payment date or maturity falls on a day that is not a business day, the required payment shall be on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity, as the case may be. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close.

The principal of (and premium or make-whole amount, if any) and interest on the notes will be payable at the corporate trust office of the trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

The notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any equity interest in BPLP or BXP.

Further Issuances

We may from time to time, without notice to or the consent of existing note holders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and the date upon which the first payment of interest is made, such that these notes would form a single series with the notes offered hereby. If any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes issued in this manner will have one or more separate CUSIP numbers.

Optional Redemption

Notes called for redemption become due on the date fixed for redemption (the “Redemption Date”).

Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(A)	100% of the principal amount of the notes to be redeemed; and

(B)

(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the notes matured on the Par Call Date) on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus   basis points less (ii) interest accrued to the date of redemption, plus accrued and unpaid interest to, but excluding, the Redemption Date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notices of redemption will be transmitted at least 10 but not more than 60 days before the Redemption Date to each noteholder to be redeemed at its registered address. The notice of redemption for the notes will state the amount to be redeemed. On and after the Redemption Date, interest will cease to accrue on any notes that are redeemed. If less than all the notes are redeemed at any time, notes will be selected in accordance with the procedures of DTC.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Par Call Date” means   ,   (   months prior to the maturity date of the notes).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date notice of such redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the date notice of such redemption is given H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date notice of such redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility to calculate, or to verify our calculation of, any redemption price.

Except as set forth above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

Certain Covenants

This subsection describes certain promises we will make in the notes for the benefit of the holders of the notes. Compliance with the covenants described in this prospectus supplement with respect to the notes generally may not be waived by the board of directors of BXP, as our general partner, or by the trustee under the Indenture unless the holders of at least a majority in principal amount of all outstanding notes consent to the waiver. The defeasance and covenant defeasance provisions of the Indenture described in the accompanying prospectus under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” apply to the notes, including with respect to the covenants described in this prospectus supplement.

Limitations on Incurrence of Debt

In this subsection, we use several specialized terms that are given special meanings in the notes. We capitalize these terms and define them under the caption “—Special Terms Used in Certain Covenants” at the end of this subsection.

Limitation on Outstanding Debt. BPLP may not, and may not permit any Subsidiary to, Incur any Debt if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of such Latest Completed Quarter and (ii) the purchase price of any mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets for which the Capitalized Property Value is included in Total Assets as of the end of such Latest Completed Quarter (as a result of the penultimate sentence of the definition of Property EBITDA or otherwise) or mortgages receivable or used to reduce Debt), by BPLP or any Subsidiary since the end of such Latest Completed Quarter.

Limitation on Secured Debt. BPLP may not, and may not permit any Subsidiary to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 50% of the sum of (without duplication) (i) Total Assets as of the end of such Latest Completed Quarter and (ii) the purchase price of any mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets for which the Capitalized Property Value is included in Total Assets as of the end of such Latest Completed Quarter (as a result of the penultimate sentence of the definition of Property EBITDA or otherwise) or mortgages receivable or used to reduce Debt), by BPLP or any Subsidiary since the end of such Latest Completed Quarter.

Ratio of Annualized Consolidated EBITDA to Annualized Interest Expense. BPLP may not, and may not permit any Subsidiary to, Incur any Debt if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized Consolidated EBITDA for the Latest Completed Quarter prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that:

•

the additional Debt and any other Debt Incurred by BPLP, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt, including to refinance (1) Debt under any revolving credit facility or (2) other Debt, had occurred at the beginning of that period;

•

the repayment or retirement of any other Debt repaid or retired by BPLP, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination occurred at the beginning of that period; provided that, except as set forth in the preceding or following paragraphs, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of such Debt during that period; and

•

in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by BPLP, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, (1) the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Annualized Consolidated EBITDA and Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation and (2) the application of the net proceeds from a disposition to repay or refinance Debt, including, without limitation, Debt under any revolving credit facility, had occurred on the first day of that period.

Maintenance of Unencumbered Assets

BPLP and its Subsidiaries will maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of BPLP and its Subsidiaries.

Provision of Financial Information

Whether or not BPLP is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), BPLP will, to the extent permitted under the Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents that BPLP would have been required to file with the Securities and Exchange Commission if BPLP were so subject on or prior to the respective dates by which BPLP would have been required to file such documents. BPLP shall also in any event within 15 days after each of the respective dates by which BPLP would have been required to file any such documents, (1) if BPLP is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all holders of the notes, without cost to such holders, copies of the annual reports and quarterly reports that BPLP would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if BPLP were subject to such Sections and (2) file with the trustee copies of annual reports, quarterly reports and other documents that BPLP would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if BPLP were subject to such Sections. If filing the foregoing reports and documents by BPLP with the Securities and Exchange Commission is not permitted, BPLP will, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the notes. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including BPLP’s compliance with any of its covenants under the Indenture.

Payment of Taxes and Other Claims

The Indenture requires us to pay, discharge or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on us, our Subsidiaries or our Subsidiaries’ income, profits or property; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our Subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Special Terms Used in Certain Covenants

We use several terms that have special meanings relevant to the promises we make in the notes for the benefit of the holders of the notes. We define these terms as follows:

“Annualized Consolidated EBITDA” means, for any quarter, the product of Consolidated EBITDA for such period of time multiplied by four (4).

“Annualized Interest Expense” means, for any quarter, the Interest Expense for that quarter multiplied by four (4).

“Another Person’s Share” means, in connection with the defined term “Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries,” (1) the aggregate direct and indirect interests of each Person other than BPLP in the equity capital of the applicable Partially-Owned Entity, calculated by subtracting from 100% the Percentage Interest with respect to such Partially-Owned Entity, or (2) in the case of reimbursement owed to BPLP or any of its Subsidiaries by a third party in respect of payment made under a guaranty, the amount to be reimbursed to BPLP or any of its Subsidiaries by such third party.

“Capitalization Rate” means 7.0%.

“Capitalized Property Value” means, as of any date, the sum of (1) with respect to non-hotel properties, the aggregate sum of all Property EBITDA for each such property for the Latest Completed Quarter prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at the Capitalization Rate plus (2) with respect to hotel properties, the aggregate sum of all Property EBITDA for each such property for the most recent four (4) consecutive completed fiscal quarters, capitalized at the Capitalization Rate; provided, however, that if the value of a particular property calculated pursuant to clause (1) or (2) above, as applicable, is less than the undepreciated book value of such property as determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

“Consolidated EBITDA” means, for any period of time, without duplication:

(1)

net income (loss), excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) Interest Expense; (ii) taxes; (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by us, deducted in arriving at net income (loss); (iv) extraordinary items; (v) non-recurring items, as determined in good faith by us (including all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)); and (vi) noncontrolling interest, of BPLP and its Subsidiaries; plus

(2)

the product of (A) net income (loss), excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) interest expense; (ii) taxes; (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by us, deducted in arriving at net income (loss); (iv) extraordinary items; and (v) non-recurring items, as determined in good faith by us (including all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), of Partially-Owned Entities, multiplied by (B) BPLP’s and its Subsidiaries’ aggregate percentage share of such Partially-Owned Entities; minus

(3)	BPLP’s income (loss) from Partially-Owned Entities.

In each of cases (1), (2) and (3) for such period, amounts will be as reasonably determined by us in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with GAAP. For purposes of this definition, if as of any date or for any period actual consolidated financial statements of any Person have not been prepared, then this term shall include the books and records of that Person ordinarily used in the preparation of such financial statements.

“Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries” means, as of any date, without duplication, those liabilities of BPLP or any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of BPLP as of that date; provided, however, that Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries shall exclude Intercompany Debt and Another Person’s Share of Duplicated Obligations.

“Debt” means, as of any date, without duplication, (1) in the case of BPLP, all indebtedness and liabilities for borrowed money, secured or unsecured, of BPLP, including the notes to the extent outstanding from time to time; (2) in the case of BPLP’s Subsidiaries, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Subsidiaries, including in each of cases (1) and (2) mortgage and other notes payable, but excluding in each of cases (1) and (2) any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness; provided that such trustee holds such cash for not more than 60 days from the date of deposit); and (3) all Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries, but excluding in each of cases (1), (2) and (3) Intercompany Debt. It is understood that Debt shall not include any redeemable equity interest in BPLP.

“Duplicated Obligations” means, as of any date, collectively, all those payment guaranties in respect of indebtedness and other liabilities, secured or unsecured, of Partially-Owned Entities, including mortgage and other notes payable, for which (1) BPLP or any of its Subsidiaries, on one hand, and another Person or Persons, on the other hand, are jointly and severally liable or (2) BPLP or any of its Subsidiaries are entitled to reimbursement in respect of payment under such guaranties from another Person or Persons.

“GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to the consolidated financial statements of BPLP included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, BPLP may, in its sole discretion, determine compliance with the covenants contained in the Indenture using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by BPLP, in its sole discretion, that is on or after June 30, 2026 and prior to the date as of which compliance with the covenants in the Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are BXP, BPLP, any Subsidiary of either of them as of that date or any Partially-Owned Entity.

“Interest Expense” means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period of time by BPLP and its Subsidiaries, but excluding: (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties and (iv) non-cash swap ineffectiveness charges; and including, without duplication: (A) effective interest in respect of original issue discount as determined in accordance with GAAP; and (B) without limitation or duplication, the interest expense (determined as provided above) of Partially-Owned Entities, multiplied by BPLP’s Percentage Interest of the Partially-Owned Entity Outstanding Debt in such Partially-Owned Entities, in all cases as reflected in the applicable Consolidated Financial Statements.

“Latest Completed Quarter” means the most recently ended fiscal quarter of BPLP for which Consolidated Financial Statements of BPLP have been completed, it being understood that at any time when BPLP is subject to the informational requirements of the Exchange Act and in accordance therewith files annual and quarterly reports with the Securities and Exchange Commission, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by BPLP’s most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, BPLP’s Annual Report on Form 10-K.

“Lien” means, without duplication, any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided, that for purposes hereof, “Lien” shall not include any mortgage that has been defeased by us in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

“Partially-Owned Entity” means, at any time, any of the partnerships, associations, corporations, limited liability companies, trusts, joint ventures or other business entities in which BPLP, directly, or indirectly through full or partial ownership of another entity, owns an equity interest, but which is not required in accordance with GAAP to be consolidated with BPLP for financial reporting purposes.

“Partially-Owned Entity Outstanding Debt” means, as of any date, the aggregate principal amount of all outstanding indebtedness and liabilities for borrowed money, secured or unsecured, of the applicable Partially-Owned Entity, including mortgage and other notes payable but excluding Intercompany Debt and any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), all as reflected in the Consolidated Financial Statements of such Partially-Owned Entity as of such date.

“Percentage Interest” means, with respect to a Partially-Owned Entity, BPLP’s direct or indirect interest in the equity capital of such entity without giving effect to any incentive or performance-based sharing in the entity’s cash flow from operations or proceeds from capital transactions in excess of such equity interest.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization.

“Property EBITDA” means for any property, for any period of time, without duplication, (1) if the property is owned or leased by BPLP or any of its Subsidiaries, the net income (loss) derived from such property, excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) Interest Expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by us, deducted in arriving at net income (loss), (iv) extraordinary items, (v) non-recurring items, as determined in good faith by us (including all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), and (vi) noncontrolling interest, and (2) if the property is owned or leased by a Partially-Owned Entity, the product of (A) net income (loss) derived from such property, excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) interest expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by us, deducted in arriving at net income (loss), (iv) extraordinary items, and (v) non-recurring items, as determined in good faith by us (including all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), multiplied by (B) BPLP’s and its Subsidiaries’ aggregate percentage share of such Partially-Owned Entity. In each case (1) and (2) for such period, amounts shall be as reasonably determined by us in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Property EBITDA shall be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of this definition, in the case of (1) and (2) above, Property EBITDA shall exclude general and administrative expenses as reflected in BPLP’s audited year-end Consolidated Financial Statements or reviewed interim Consolidated Financial Statements available for the Latest Completed Quarter or the most recent four (4) consecutive completed fiscal quarters, as applicable.

“Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on properties or other assets of BPLP, any of its Subsidiaries or any of the Partially-Owned Entities.

“Subsidiary” means, with respect to any Person, a corporation, partnership, association, joint venture, trust, limited liability company or other business entity, which is required to be consolidated with BPLP or BXP in accordance with GAAP.

“Total Assets” means, with respect to any Incurrence of Debt or Secured Debt, as of any date, in each case as determined by us, without duplication, the sum of: (1) Capitalized Property Value; (2) cash, cash equivalents and marketable securities of BPLP and its Subsidiaries, determined in accordance with GAAP; (3) with respect to notes receivable and mortgages, the lesser of (i) the aggregate amount of principal under such note or mortgage that will be due and payable to BPLP or its Subsidiaries and (ii) the purchase price paid by BPLP or its Subsidiaries to acquire such note or mortgage; (4) with respect to real estate assets which are undeveloped land, the book value thereof in accordance with GAAP; (5) without duplication, the cost basis of properties of BPLP and its Subsidiaries that are under development, determined in accordance with GAAP, as of the end of the quarterly period used for purposes of clause (1) above; (6) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, Incurred from the end of the Latest Completed Quarter prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination; (7) for all other assets of BPLP and its Subsidiaries other than assets referred to in (1) through (6) above, the undepreciated book value of such assets as determined in accordance with GAAP, but excluding accounts receivable, intangible assets and, to avoid duplication, BPLP’s and its Subsidiaries’ aggregate percentage share of Partially-Owned Entities’ assets (except with respect to clause (8) below); and (8) BPLP’s and its Subsidiaries’ aggregate percentage share of Partially-Owned Entities’ assets described in clauses (1) through (7) above.

“Total Outstanding Debt” means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of BPLP as of that date; (2) the aggregate principal amount of all outstanding Debt of BPLP’s Subsidiaries, all as of that date; and (3) the sum of the aggregate principal amount of all Partially-Owned Entity Outstanding Debt of each of the Partially-Owned Entities multiplied by BPLP’s respective Percentage Interest in such Partially-Owned Entity as of that date.

“Unencumbered Assets” means, as of any date, in each case as determined by us without duplication, the sum of: (1) Unencumbered Capitalized Property Value; (2) cash, cash equivalents and marketable securities of BPLP and its Subsidiaries, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP; (3) with respect to notes receivable and mortgages, the lesser of (i) the aggregate amount of principal under such note or mortgage that will be due and payable to BPLP or its Subsidiaries and (ii) the purchase price paid by BPLP or its Subsidiaries to acquire such note or mortgage, except any notes receivable or mortgages that are serving as collateral for Secured Debt; (4) with respect to real estate assets which are undeveloped land, the book value thereof in accordance with GAAP, except any land that is serving as collateral for Secured Debt; (5) without duplication, the cost basis of properties of BPLP and its Subsidiaries that are under development, determined in accordance with GAAP, as of the end of the quarterly period used for purposes of clause (1) above, except any properties that are serving as collateral for Secured Debt; (6) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, Incurred from the end of the Latest Completed Quarter prior to such date to the date of determination, except in each case any proceeds or assets that are serving as collateral for Secured Debt; and (7) BPLP’s and its Subsidiaries’ aggregate percentage share, of Partially-Owned Entities’ assets described in clauses (1), (2), (3), (4), (5), and (6) above. For the avoidance of doubt, cash held by a “qualified intermediary” in connection with proposed like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which may be classified as “restricted” for GAAP purposes will nonetheless be included in clause (2) above, so long as we have the right to (i) direct the qualified intermediary to return such cash to us if and when we fail to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

“Unencumbered Capitalized Property Value” means, as of any date, (1) with respect to non-hotel properties, the aggregate of all Unencumbered Property EBITDA for each such property for the Latest Completed Quarter prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at the Capitalization Rate plus, (2) with respect to hotel properties, the aggregate of all Unencumbered Property EBITDA for each such property for the most recent four (4) consecutive completed fiscal quarters, capitalized at the Capitalization Rate; provided, however, that if the value of a particular property calculated pursuant to clause (1) or (2) above, as applicable, is less than the undepreciated book value of such property determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

“Unencumbered Consolidated EBITDA” means, for any period of time, Consolidated EBITDA for such period of time less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Property EBITDA” means, for any period of time, Property EBITDA for such period of time less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unsecured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is neither Secured Debt nor Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries.

See “Description of Debt Securities—Covenants” in the accompanying prospectus for a description of additional covenants applicable to us.

Governing Law

The Indenture is governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state.

Book-Entry System

The following description of the operations and procedures of The Depository Trust Company (“DTC”), Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or its participants directly to discuss these matters.

DTC

The notes will be issued in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s nominee, Cede & Co. Except under the circumstances described below, the notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a global note may not be transferred, except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among its Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC System is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant of DTC, either directly or indirectly

(“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of global notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each global note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in global notes, except in the event that use of the book-entry system for the global notes is discontinued.

To facilitate subsequent transfers, all global notes deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such global notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the global notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments on the global notes will be made to Cede & Co., as nominee of DTC. We believe that DTC’s current practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of the trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the global notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-Day Settlement and Payment

The underwriters will pay for the notes in immediately available funds. We will make all payments due on the notes in immediately available funds so long as such notes are in book-entry form.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Because of time zone differences, the securities account of a Clearstream Participant or Euroclear Participant purchasing an interest in a global note from a Participant will be credited, and any such crediting will be reported to the relevant Clearstream Participant or Euroclear Participant, during the securities settlement processing day (which must be a business day for Clearstream and Euroclear) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream or Euroclear as a result of sales of interests in a global note by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day for Clearstream or Euroclear following DTC’s settlement date.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion of the tax considerations relating to the ownership and disposition of the notes described in the accompanying prospectus under the title “United States Federal Income Tax Considerations.” To the extent any information set forth under the title “United States Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first four paragraphs under the title “United States Federal Income Tax Considerations” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.

The notes are not expected to be issued with original issue discount in excess of the statutory de minimis amount.

The notes are not expected to be issued with original issue discount in excess of the statutory de minimis amount. Holders should refer to the discussion in “United States Federal Income Tax Considerations—Taxation of Holders of Certain Fixed Rate Debt Securities” regarding the tax consequences of holding a note.

UNDERWRITING

J.P. Morgan Securities LLC, BBVA Securities Inc., BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
PNC Capital Markets LLC
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The obligations of the underwriters under the underwriting agreement may also be terminated upon the occurrence of certain stated events.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed   % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Payable by BPLP
Per Note		%

In connection with the offering of the notes, the joint book-running managers may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the joint book-running managers in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or slowing a decline in the market price of the notes. They may also cause the price of the notes to be greater than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering, not including the underwriting discount will be approximately $    .

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, derivatives, financial advisory and investment banking transactions and services and other commercial transactions and services in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Affiliates of certain of the underwriters are lenders and/or agents under the 2025 Credit Facility, the 2024 Unsecured Term Loan, the Commercial Paper Program and our mortgage indebtedness and construction loan facilities and those of our unconsolidated joint ventures and other affiliates. Additionally, affiliates of certain of the underwriters may hold 2026 Notes, and, therefore, may receive their pro rata share of the net proceeds from this offering, if any, that are used to redeem the 2026 Notes. See “Use of Proceeds” in this prospectus supplement. Certain of the underwriters and their affiliates have acted, and may in the future act, as counterparties to rate lock agreements, interest rate swaps or other hedging transactions entered into by us or our unconsolidated joint ventures and other affiliates. We also lease space in our properties to certain of the underwriters and their affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

An affiliate of BNY Mellon Capital Markets, LLC is acting as trustee under the Indenture.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Secondary Trading Prior to Settlement

It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the    business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+   ”). Under

Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to    , 2026 (the first business day preceding the closing date) will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to    , 2026 (the first business day preceding the closing date) should consult their own advisor.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to the Prospectus Regulation in relation to such offer. This prospectus supplement and the accompanying prospectus are not a prospectus for purposes of the Prospectus Regulation. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any UK Retail Investor in the United Kingdom (the “UK”). For these purposes, a “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) as it forms part of domestic law by virtue of the EUWA. Consequently, no disclosure document required by FCA Product Disclosure Sourcebook (“DISC”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the POATRs and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POATRs or the FSMA.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement, the accompanying prospectus and any other document in connection with the offering are being distributed only to, and issuance of the notes is directed only at qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs who: (i) have professional experience in matters relating to investments and are persons falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); and/or (ii) are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement and the accompanying prospectus as “Relevant Persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not Relevant Persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Relevant Persons should note that all, or most, of the protections offered by the UK regulatory system will not apply to an investment in the notes and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the

Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters related to this offering are being passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements and management’s assessments of the effectiveness of internal control over financial reporting (which are included in Management’s Reports on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to BXP, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

BXP, INC.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

BOSTON PROPERTIES LIMITED PARTNERSHIP

Debt Securities

Guarantees

BXP, Inc. (“BXP”) may offer to sell from time to time debt securities, common stock, preferred stock, stock purchase contracts, and warrants. The debt securities of BXP may be convertible into common stock or preferred stock of BXP and may be guaranteed by Boston Properties Limited Partnership (“BPLP”). The preferred stock of BXP may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. BPLP may offer to sell from time to time debt securities, which may be exchangeable for common stock or for preferred stock of BXP and may be guaranteed by BXP. Selling security holders may from time to time offer to sell debt securities, guarantees, common stock, preferred stock, stock purchase contracts, and warrants of BXP under this prospectus.

The debt securities, common stock, preferred stock, stock purchase contracts, depositary shares and warrants of BXP and the debt securities of BPLP may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. BPLP may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by BXP to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. BXP may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by BPLP to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of BXP, BPLP or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

BXP, BPLP or selling security holders may offer the securities directly to investors, through agents designated from time to time by BXP or BPLP, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 69. We will not receive any of the proceeds from the sale of securities by the selling security holders.

The common stock of BXP is listed on the New York Stock Exchange under the symbol “BXP.” On March 5, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $55.47 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 6, 2026

i

PROSPECTUS SUMMARY

About this Prospectus

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, the terms “we,” “us,” and “our” refer to BXP, Inc., a Delaware corporation organized in 1997, individually or together with its subsidiaries, including Boston Properties Limited Partnership, a Delaware limited partnership, and our predecessors. BPLP is the entity through which BXP conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to BXP, Inc. as the “Company” or “BXP” and to Boston Properties Limited Partnership as “BPLP.”

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, BXP and/or selling security holders are registering an unspecified amount of debt securities, common stock, preferred stock, stock purchase contracts, depositary shares and warrants, and may sell such securities, at any time and from time to time, in one or more offerings. By using a shelf registration statement, BPLP is registering an unspecified amount of debt securities and may sell such debt securities, at any time and from time to time, in one or more offerings. The registration statement also registers the possible guarantee by BPLP of debt securities to be issued by BXP and the possible guarantee by BXP of debt securities to be issued by BPLP.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About BXP and BPLP

BXP, a Delaware corporation, is a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) that develops, owns and manages primarily premier workplaces. BXP was formed in 1997 to succeed the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970.

Our properties are concentrated in six dynamic gateway markets in the United States – Boston, Los Angeles, New York, San Francisco, Seattle and Washington, DC. BXP conducts substantially all of its business through BPLP. BXP is the sole general partner of BPLP, its operating partnership, and at December 31, 2025 owned an approximate 89.7% general and limited partnership ownership interest in BPLP.

At December 31, 2025, we owned or had joint venture interests in a portfolio of 179 commercial real estate properties (the “Properties”) aggregating approximately 52.6 million net rentable square feet of primarily premier workplaces, including eight properties under construction/redevelopment totaling approximately 3.5 million net rentable square feet. As of December 31, 2025, the Properties consisted of:

•	157 office properties (including four properties under construction/redevelopment);

•	14 retail properties (including one property under construction);

•	seven residential properties (including three properties under construction); and

•	one hotel.

We consider premier workplaces to be well-located buildings that are modern structures or have been modernized to compete with newer buildings, are professionally managed and maintained, and offer a number and type of amenities that are in high demand by clients that are focused on the importance of the physical work environment in recruiting and retaining the best and brightest employees. As such, these properties attract creditworthy clients and command upper-tier rental rates in their markets. We do not consider the expression “premier workplaces” a classification of our properties in accordance with any standard listing criteria in the real estate industry. We therefore caution investors that our use and definition of “premier workplaces” may be different than the use and definition of similar expressions and traditional classifications that may be used by other companies.

Our principal executive office is located at Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199 and our telephone number is (617) 236-3300.

Additional information regarding BXP and BPLP, including audited financial statements and descriptions of BXP and BPLP, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 5 of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions, in each case, to the extent applicable. We caution investors that any such forward-looking statements presented in this prospectus or any of the documents incorporated by reference, or which management may make orally or in writing from time to time, are based on current beliefs, expectations of future events and assumptions made by, and information currently available to, our management. When used, the words “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance or occurrences, which may be affected by known and unknown risks, trends, uncertainties and factors that are, in some cases, beyond our control. If one or more of these known or unknown risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you that, while forward-looking statements reflect our good-faith beliefs when we make them, they are not guarantees of future performance or occurrences and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results, trends and assumptions at the time they are made, to anticipate future results or trends.

The most significant factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include the following risks and uncertainties, among others:

•

volatile or adverse economic, capital markets and political conditions, including continued inflation, elevated interest rates, supply chain disruptions, policy changes related to tariffs and prolonged government shutdowns or disruptions, which may directly or indirectly impact us, our current clients and our prospective clients, including their demand for office space, and the costs and availability of construction materials and the economic returns on our construction and development activities;

•

volatile or adverse geopolitical conflicts and dislocations in the credit markets could adversely affect economic conditions and/or restrict our access to cost-effective capital, which could have a material adverse effect on our business opportunities, results of operations and financial condition;

•

risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing and the use of forward interest rate contracts and derivatives and the effectiveness of such arrangements;

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on attractive terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate);

•	failure to integrate acquisitions and developments successfully;

•	risks and uncertainties affecting property development and construction;

•	the ability of our joint venture partners to satisfy their obligations;

•	risks associated with actual or threatened terrorist attacks;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•	risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate change;

•

risks associated with our use of artificial intelligence (AI) and cyber security breaches, incidents and compromises, as well as other significant disruptions of our information technology (IT) networks and related systems, which support our operations and our buildings;

•	risks associated with legal proceedings and other claims that could result in substantial monetary damages and other costs;

•	risks associated with BXP’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”);

•	possible adverse changes in tax and environmental laws;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;

•	risks associated with possible state and local tax audits; and

•	risks associated with our dependence on key personnel whose continued service is not guaranteed.

Investors are also urged to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, including the risks and uncertainties identified in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including those described under the caption “Risk Factors,” and our other reports filed from time to time with the SEC and any prospectus supplement.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

BXP and BPLP are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

BXP has a website located at http://www.bxp.com. The information on this website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of BXP is 1-13087 and the SEC file number of BPLP is 0-50209. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	BXP’s and BPLP’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026; and

•

the description of BXP common stock contained in BXP’s Registration Statement on Form 8-A, filed on June 12, 1997, as updated by Exhibit 4.2 to BXP’s and BPLP’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025, including amendments or reports filed for the purpose of updating such descriptions.

All documents filed by BXP and BPLP with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

BXP, Inc.

Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: Investor Relations

(617) 236-3300

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS

BXP is required by the terms of the limited partnership agreement of BPLP to contribute the net proceeds of any sale of common stock, preferred stock, stock purchase contracts, depositary shares or warrants to BPLP in exchange for securities of BPLP with economic interests that are substantially similar to the securities issued by BXP. If BXP issues any debt securities, it may lend those proceeds to BPLP.

Unless we provide otherwise in a supplement to this prospectus, following BXP’s contribution of any net proceeds to BPLP, or any proceeds received directly by BPLP, we intend to use the net proceeds from our sales of the securities covered by this prospectus for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	the repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

Debt Securities May Be Senior or Subordinated

BXP and BPLP may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of BXP, BPLP or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of BXP or BPLP, as the case may be.

Neither any limited or general partner of BPLP, including BXP, nor any principal, shareholder, member, officer, director, trustee or employee of any limited or general partner of BXP or BPLP or of any successor of any limited or general partner of BPLP has any obligation for payment of debt securities or for any of BXP’s or BPLP’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of BPLP solely in its capacity of guarantor of any series of debt securities of BXP and solely to the extent of any such guarantee.

The senior debt securities of BXP and the senior debt securities of BPLP will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of BXP’s or BPLP’s, as the case may be, other senior unsecured and unsubordinated debt.

The subordinated debt securities of BXP and the subordinated debt securities of BPLP will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of BXP’s or BPLP’s, as the case may be, “senior debt,” as defined in the applicable subordinated debt indenture, as described under “Description of Debt Securities—Subordination Provisions” beginning on page 21 and in the applicable prospectus supplement.

None of the indentures limit BXP’s or BPLP’s ability to incur additional senior debt, unless otherwise described in the prospectus supplement relating to any series of debt securities.

BXP senior debt will be structurally subordinate to the indebtedness of BPLP (unless BPLP guarantees such indebtedness and then solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of BPLP. BPLP’s senior debt is, and any additional senior debt of BPLP will be, structurally subordinate to the indebtedness of BPLP’s subsidiaries and will be structurally senior to any indebtedness of BXP, unless BPLP guarantees such indebtedness of BXP. See “—BXP’s and BPLP’s Debt Securities Are Structurally Subordinated to Indebtedness of BPLP and BPLP’s Subsidiaries, Respectively” below.

When we refer to “senior debt securities” in this prospectus, we mean both the senior debt securities of BXP and the senior debt securities of BPLP, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean both the subordinated debt securities of BXP and the subordinated debt securities of BPLP, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” beginning on page 5 to find out how you can obtain a copy of those documents.

The Senior Debt Indenture and the Subordinated Debt Indenture of BXP

The senior debt securities of BXP will be issued under an indenture, to be dated as of a date prior to such issuance, among BXP, as the issuer of the debt securities, BPLP, as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The subordinated debt securities of BXP will be issued under a separate indenture, to be dated as of a date prior to such issuance, among BXP, as the issuer of the debt securities, BPLP, as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the forms of indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

BPLP may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and premium, if any, and interest on, one or more series or debt securities of BXP and all other amounts owed under the applicable indenture. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the applicable prospectus supplement.

The Senior Debt Indenture and the Subordinated Debt Indenture of BPLP

The senior debt securities of BPLP will be issued under an indenture, dated as of December 13, 2002, between BPLP and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The subordinated debt securities of BPLP will be issued under a separate indenture, dated as of a date prior to such issuance, between BPLP, as the issuer of the debt securities, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The senior debt securities indenture is and the subordinated debt securities indenture will be subject to and governed by the Trust Indenture Act of 1939. We included a copy of the form of subordinated debt securities indenture as an exhibit to this registration statement and it and the senior debt securities indenture are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities with terms different from those of the debt securities previously issued under the indenture;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured.

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” beginning on page 16 or as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving BXP, BPLP or any of their respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

As used in this prospectus, the term “debt securities” includes the debt securities that may be offered by this prospectus and all other debt securities issued by BXP or BPLP under the indentures. When we refer to the indenture or the trustee with respect to any debt securities of BXP or BPLP, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Information in the Prospectus Supplement

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We will describe most of the financial and other specific terms of a particular series of debt securities being offered, including the terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement, may include some or all of the following:

•	whether the issuer of the debt securities is BXP or BPLP;

•	the title of the debt securities;

•

whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the stated maturity;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•

whether the debt securities may be converted into, in the case of debt securities of BXP, or exchanged for, in the case of debt securities of BPLP, common stock or preferred stock of BXP or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange price or rate, and the circumstances or manner in which the shares of common stock or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of BXP common stock or preferred stock or such other securities or other applicable parameters;

•

if the debt securities are issued by BXP, whether BPLP will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and all other amounts owed under the applicable indenture and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of BPLP;

•

if the debt securities are issued by BPLP, whether BXP will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and all other amounts owed under the applicable indenture and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of BXP;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

any deletions from, modifications of, or additions to our events of default or covenants, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•

the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Amounts that We May Issue

None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either BXP’s or BPLP’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither BXP nor BPLP is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

BXP’s and BPLP’s Debt Securities are Structurally Subordinated to Indebtedness of BPLP and BPLP’s Subsidiaries, Respectively

BXP’s indebtedness is structurally subordinated to debt of BPLP, except to the extent of any guarantee of such indebtedness by BPLP. In addition, because BXP’s assets consist principally of interests in BPLP and because BPLP’s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our business, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims we may have as a creditor of such subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each debt security in fully registered form, without coupons.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee shall be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that each of BXP and BPLP may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•

either it is the continuing entity, or the successor entity, if other than BXP or BPLP, as the case may be, is an entity organized and existing under the laws of the United States and assumes its obligations (A) to pay the principal of, and any premium and interest on, all of its debt securities and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of BXP or BPLP, as the case may be, or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each trustee.

Any limitation applicable to the ability of BPLP, in its capacity as guarantor of debt securities of any series of BXP, to participate in any of the transactions described above will be set forth in the applicable prospectus supplement.

Covenants

Existence. Except as permitted under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if the board of directors of BXP determines that any right or franchise is no longer desirable in the conduct of our business.

Maintenance of properties. If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

•

cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and

•	cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indentures do not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.

Insurance. The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by the board of directors of BXP with insurers of recognized responsibility.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of BXP or BPLP relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•

default in the performance or breach of any other covenant or warranty of BXP or BPLP, as the case may be, contained in the indenture continuing for 60 days after written notice to BXP or BPLP, as the case may be, as provided in the applicable indenture;

•

default by BXP or BPLP, as the case may be, under any bond, debenture, note, mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced any recourse indebtedness for money borrowed by BXP or BPLP, as the case may be, having an aggregate in principal amount outstanding of at least $50 million, whether such recourse indebtedness now exists or shall hereafter be created, which default either (A) constitutes a failure to pay any portion of the principal of such recourse indebtedness when due and payable at its stated maturity after the expiration of any applicable grace period with respect thereto (and without such recourse indebtedness having been discharged) or (B) resulted in such recourse indebtedness becoming or being declared due and payable prior to its stated maturity (and without such recourse indebtedness having been discharged or such acceleration having been rescinded or annulled), and in each case such default shall not have been rescinded or annulled within 10 days after written notice of such default has been received by BXP or BPLP, as the case may be, as provided in the applicable indenture;

•

certain events of bankruptcy, insolvency or reorganization of BXP, BPLP or any subsidiary of BPLP that is an obligor or guarantor of any indebtedness that is also recourse indebtedness of BXP or BPLP having an aggregate principal amount outstanding of at least $50 million; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

BXP or BPLP and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to the covenants of BXP or BPLP for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities, whether BXP or BPLP, as the case may be, from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the applicable senior debt indenture.

Unless defined differently in the applicable prospectus supplement, the applicable subordinated debt indentures define “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless the applicable prospectus supplement provides differently, the subordinated debt indentures provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity;

•

in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•	if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the applicable subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent BXP or BPLP from making any payment when due on the subordinated debt securities of any series, BXP or BPLP, as the case may be, will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the applicable subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Modification of Subordination Provisions

Neither BXP nor BPLP may amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected by such amendment. In addition, neither BXP nor BPLP may modify the subordination provisions of the subordinated debt indenture governing any series of subordinated debt securities it has already issued in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion or Exchange Rights

The terms and conditions, if any, on which debt securities of BXP or BPLP are convertible into or exchangeable for shares of common stock or preferred stock of BXP or other securities will be set forth in the applicable prospectus supplement. Such terms will include the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period or periods during which such conversion or exchange may occur, the initial conversion or exchange price or rate, the circumstances under or manner in which the number of shares of common stock or preferred stock of BXP or other securities issuable upon conversion or exchange may be adjusted or calculated according to the market price of such common stock or preferred stock of BXP or other securities or based on other parameters, and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had (1) in the case of debt securities of BPLP, against BXP as general partner or any other past, present or future partner of BPLP, or against any other person or entity which owns an interest, directly or indirectly, in any partner of BPLP, or (2) in the case of any debt securities of BXP or BPLP, against any past, present or future shareholder, partner, employee, officer or director, as such, of BPLP or BXP or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.

BXP’s and BPLP’s Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. and/or its affiliates have provided commercial banking and other services for BXP, BPLP and/or their affiliates in the past and may do so in the future.

The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the senior debt securities and the subordinated debt securities of BXP and BPLP. We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement. If an actual or potential event of default occurs with respect to any of the debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF GUARANTEES

BXP may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of BPLP, whether at maturity, by acceleration, redemption, repayment or otherwise, and all other amounts owed under the applicable indenture, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of BPLP punctually to pay any principal, premium or interest on any guaranteed debt security, BXP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by BPLP. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by BXP will be of payment only and not of collection.

BPLP may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of BXP, whether at maturity, by acceleration, redemption, repayment or otherwise, and all other amounts owed under the applicable indenture, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of BXP punctually to pay any principal, premium or interest on any guaranteed debt security, BPLP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by BXP. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by BPLP will be of payment only and not of collection.

DESCRIPTION OF COMMON STOCK OF BXP

The following is a summary of the material terms and provisions of BXP common stock. It may not contain all the information that is important to you. You can access complete information by referring to the certificate of incorporation and by-laws of BXP and the Delaware General Corporation Law. The certificate of incorporation and by-laws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents.

General

Under the certificate of incorporation, BXP has the authority to issue 250,000,000 shares of common stock, par value $0.01 per share. On December 31, 2025, there were:

•	158,548,298 shares of BXP’s common stock issued and outstanding;

•

15,590,009 common units of partnership interest in BPLP issued and outstanding (other than the common units held by BXP), each of which is redeemable for one share of BXP’s common stock (if BXP elects to issue common stock rather than pay cash upon such redemption);

•

2,662,140 long term incentive units of partnership interest in BPLP issued and outstanding (excluding long term incentive units issued pursuant to 2023 Multi-Year Long-Term Incentive Program (“MYLTIP”) awards, 2024 MYLTIP awards and 2025 MYLTIP awards, which are excluded because their three-year performance periods had not ended by December 31, 2025), each of which, upon the satisfaction of certain conditions, is convertible into one common unit; and

•	111,701 deferred stock units outstanding.

BXP may issue common stock from time to time. BXP’s board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of BXP common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that BXP may issue. BXP common stock does not have any redemption or sinking fund provisions or any conversion rights.

All of BXP common stock, when issued, will be duly authorized, fully paid and nonassessable. This means that the full price for BXP outstanding common stock will have been paid at the time of issuance and that any holder of BXP common stock will not later be required to pay BXP any additional money for such BXP common stock.

Dividends

Subject to the preferential rights of any other shares of BXP stock and the provisions of the certificate of incorporation regarding excess stock, holders of BXP common stock may receive dividends out of assets that BXP can legally use to pay dividends when and if they are authorized and declared by the board of directors of BXP. In the event BXP is liquidated, dissolved or its affairs are wound up, each common stockholder shares in the same proportion as other common stockholders out of assets that BXP can legally use to pay distributions after BXP pays or makes adequate provision for all of its known debts and liabilities.

Voting Rights

Subject to the provisions of the certificate of incorporation of BXP regarding excess stock, and the rights of limited partners of BPLP other than BXP to vote on certain extraordinary transactions, holders of common stock will have the exclusive power to vote on all matters presented to BXP’s stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other shares of BXP stock. Holders of BXP common stock are entitled to one vote per share. There is no cumulative voting in the election of directors of BXP.

Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. In uncontested elections of directors, a majority voting standard will apply pursuant to which, in order for a director nominee to be elected, the votes cast “for” his or her election must exceed the votes cast “against” his or her election. In contested elections of directors, which generally will include any situation in which BXP receives a notice that a stockholder has nominated a person for election to the board of directors at a meeting of the stockholders of BXP that is not withdrawn on or before the tenth day before BXP first mails its notice for such meeting to its stockholders, a plurality voting standard will apply.

Other Rights

Subject to the provisions of the certificate of incorporation of BXP regarding excess stock, all shares of BXP common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.

Restrictions on Ownership

For BXP to qualify as a REIT under the Code, no more than 50% in value of BXP outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist BXP in meeting this requirement, it may take actions including the automatic conversion of shares in excess of this ownership restriction into excess stock to limit the ownership of the outstanding equity securities of BXP, actually or constructively, by one person or entity. See “Limits on Ownership of BXP Capital Stock” beginning on page 41.

Transfer Agent

The transfer agent and registrar for BXP common stock is Computershare Trust Company, N.A.

Preferred Stock

Under the certificate of incorporation of BXP, it has authority to issue up to 50,000,000 shares of preferred stock. As of December 31, 2025, no shares of preferred stock were outstanding.

BXP may issue preferred stock from time to time, in one or more series, as authorized by its board of directors. Prior to issuance of shares of each series, the board of directors of BXP is required by the Delaware General Corporation Law and the certificate of incorporation of BXP to fix for each series, subject to the provisions of the certificate of incorporation regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The board of directors of BXP could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of BXP common stock might believe to be in their best interests or in which holders of some, or a majority, of BXP common stock might receive a premium for their shares over the then market price of BXP common stock.

DESCRIPTION OF PREFERRED STOCK OF BXP

This section describes the general terms and provisions of shares of BXP’s preferred stock that we may offer by this prospectus. BXP may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read the certificate of incorporation and by-laws of BXP that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our certificate of incorporation designating the terms of a series of preferred stock.

General

Under its certificate of incorporation, BXP has the authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, as described below.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, our board of directors may grant the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance or possibility of issuance of preferred stock could have the effect of delaying or preventing a change in control of our company.

Terms

The preferred stock will have the dividend, liquidation, redemption, voting, and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms, including:

•	the title and liquidation preference of such preferred stock and the number of shares offered;

•	the initial offering price of such preferred stock;

•

the dividend rate or rates (or method of calculation), the dividend periods, the date(s) on which dividends will be payable and whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which the dividends will start to cumulate;

•	procedures for any auction and remarketing, if any;

•	any listing of such preferred stock on any securities exchange;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	any other specific terms, preferences, rights, limitations, or restrictions of such preferred stock;

•	discussion of federal income tax considerations applicable to such preferred stock;

•	relative ranking and preference of such preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

Unless we state otherwise in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of our business, rank:

•	senior to our common stock and any of our other equity securities ranking junior to such series of preferred stock;

•	on a parity with all of our equity securities which according to their terms rank on a parity with such series of preferred stock; and

•	junior to all of our equity securities which according to their terms rank senior to such series of preferred stock.

The term “equity securities” does not include any convertible debt securities BXP may issue.

Dividends

As a holder of shares of preferred stock, you will be entitled to receive cash dividends, if declared by our board of directors, out of our assets that we can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will state the dividend rate or rates (or method of calculation) and dates on which the dividends will be payable for such series. We will pay dividends to the holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors.

The applicable prospectus supplement will also state whether the dividends on any series of preferred stock are cumulative or non-cumulative. Dividends, if cumulative, will accumulate from and after the dates stated in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, even if our board of directors declares a dividend in the future.

We will not pay a dividend on any class or series of stock ranking as to dividends equal with or junior to a series of preferred stock unless:

•

if such series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for payment); or

•

if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for the payment).

If at any time full dividends will not be paid (or declared and sufficient money set apart for payment) on all shares of preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among all shares of preferred stock ranking equal as to dividends. This means that the dividends we declare per share on each series of such preferred stock,

•

which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, will bear the same relationship to each other that the full accrued dividends per share on each such series of preferred stock bear to each other;

•

other than pro rata dividends, we will not declare or pay any dividends or set any money aside for payment of dividends, except dividends paid in the form of securities ranking junior to the preferred stock as to dividends and upon liquidation, or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation; and

•

we will not redeem, purchase, or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except by conversion into or exchange for shares junior to the preferred stock as to dividends and upon liquidation.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option and may be subject to mandatory redemption pursuant to a sinking fund, or otherwise, as we may describe in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify the following in the applicable prospectus supplement:

•	the date on which such mandatory redemption shall commence and the number of shares of such preferred stock that we will redeem each year after such date;

•	the redemption price; and

•

whether the redemption price will be paid in cash or other property together with an amount equal to all accrued and unpaid dividends, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, to the date of redemption.

If we are only permitted to pay the redemption price of a series of preferred stock from the net proceeds of the issuance of shares of our capital stock and the proceeds from such issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that such preferred stock will automatically and mandatorily be converted into shares of our capital stock pursuant to conversion provisions which we will specify in the applicable prospectus supplement.

Even if the terms of a series of preferred stock permit us to redeem such shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not:

•	redeem any preferred stock of that series unless we simultaneously redeem all outstanding shares of preferred stock of that series; and

•

purchase or otherwise acquire any preferred stock of that series, except by conversion into or exchange for shares of our capital stock ranking junior to such preferred stock as to dividends and upon liquidation.

The prohibitions regarding redemption discussed in the prior sentence will not restrict us from purchasing or acquiring preferred stock of any series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to all holders of that series.

If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. Except when such redemption is to preserve our status as a REIT, we may redeem the shares pro rata from the holders of record in proportion to the number of such shares held by them or for which such holder requested redemption, with adjustments to avoid redemption of fractional shares, or by any other equitable manner that we determine.

We will give notice of redemption by mailing a notice to each record holder of shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where the holders of such preferred stock may surrender the certificates for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of preferred stock, we will specify in the notice to each holder the number of shares to be redeemed from such holder. If we have given notice of redemption of any preferred stock and we have set aside the funds necessary for the payment of the redemption price, then beginning on the redemption date, the dividends on the preferred stock called for redemption will no longer accrue, and the holders will no longer have any rights as stockholders except to receive the redemption price.

Liquidation Rights

Unless we state otherwise in the applicable prospectus supplement, if we voluntarily or involuntarily liquidate, dissolve, or wind up our business, the holders of each series of preferred stock will be entitled to receive:

•	liquidating distributions, if any, in the amount or proportion stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend.

We will pay these amounts to the holders of shares of each series of preferred stock, and all amounts owing on any other class or series of our capital stock ranking senior to or equally with such series of preferred stock as to distributions upon liquidation, out of our assets legally available for distribution to our stockholders before we make any distribution or payment to holders of any of our securities ranking junior to such series of preferred stock. After we pay the full amount of the liquidating distributions to the holders of preferred stock to which they are entitled, such holders will have no right or claim to any of our remaining assets.

If we voluntarily or involuntarily liquidate, dissolve or wind up our business and our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of each series of preferred stock and any other shares of our stock ranking senior to or equal with such series as to any such distribution, then we will only make pro rata distributions to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business.

If we have paid the full liquidation preference to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of our capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up of our business, according to their respective rights and preferences. For such purposes, our consolidation with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be considered a liquidation, dissolution or winding up of our business.

Voting Rights

As a holder of preferred stock, you will not have any voting rights, except as we describe in this section or in the applicable prospectus supplement or as required by law.

Except as provided otherwise for any series of preferred stock, unless we receive the consent of a majority of all the outstanding shares of such series of preferred stock, we will not:

•

authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•

reclassify any authorized capital stock into such shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•

create, authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•

amend, alter or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders of that stock.

As a holder of preferred stock, you may give your consent in person or by proxy, either in writing or at a meeting with each series voting separately as a class. We are not required to obtain your consent, as a holder of preferred stock, for the following actions because they will be deemed not to adversely affect any right, preference, or voting power of your series of preferred stock:

•

if upon the amendment, alteration, or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, your series of preferred stock remains outstanding with its terms materially unchanged, taking into account that, upon the occurrence of such an event, we may not be the surviving entity;

•

any increase in the amount of the authorized preferred stock, or the creation or issuance of any other series of preferred stock, provided such series of preferred stock ranks equal with or junior to your series of preferred stock; or

•

any increase in the amount of authorized shares of a series of preferred stock, in each case ranking equal with or junior to the preferred stock of such series with respect to payment of dividends, or the distribution of our assets upon liquidation, dissolution or winding-up of our business.

The foregoing voting provisions will not apply if we redeem or call for redemption all shares of a series of preferred stock outstanding at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected. All outstanding shares of a series of preferred stock will be deemed to have been redeemed or called for redemption provided sufficient funds will have been deposited in trust to effect such redemption.

Conversion or Exchange Rights

We will specify in the applicable prospectus supplement the terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or preferred stock of a different series or exchangeable for other securities. Such terms will include:

•	the number of shares of common stock, preferred stock or other securities to be received on conversion or exchange of each share of such preferred stock;

•	the conversion or exchange price or rate or method of calculation;

•	the conversion or exchange period;

•	whether conversion or exchange is at our option and/or at the option of the holder of preferred stock;

•	any events resulting in adjustment of the conversion or exchange price or rate; and

•	rights of conversion or exchange in the event we call for redemption such series of preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions including the automatic conversion of shares in excess of this ownership restriction into excess stock to limit the ownership of our outstanding equity securities, actually or constructively, by one person or entity. See “Limits on Ownership of BXP Capital Stock” beginning on page 41.

Transfer Agent

We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF BXP

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES OF BXP

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among BXP, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The summary of our depositary shares set forth below is not complete. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.”

Distributions

Whenever the depositary receives any cash dividend or other cash distribution on the applicable series of preferred stock, the depositary will distribute to record holders of the depositary shares such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of depositary shares held by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock; provided, however, that in case we or the depositary are required to withhold and do withhold from any cash dividend or other cash distribution in respect of the applicable series of preferred stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of depositary shares will be reduced accordingly.

Further, whenever the depositary receives any distribution other than cash, rights, preferences or privileges upon the applicable series of preferred stock, the depositary will distribute to record holders of the depositary shares such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of depositary shares held by such holders on the relevant record date, in any manner that the depositary and we may deem equitable and practicable for accomplishing such distribution. If for any reason the depositary, after consultation with us, deems such distribution not to be feasible, the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at a public or a private sale) of the securities or property thus received, or any part thereof, at any place or places and upon such terms as it may deem equitable and appropriate, and will distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Any holder of depositary shares representing any number of whole shares of preferred stock may (unless such depositary shares have previously been called for redemption) withdraw the shares of preferred stock and all money and other property, if any, represented thereby in accordance with the deposit agreement and after paying any unpaid amount due to the depositary. Thereafter, without unreasonable delay, the depositary shall deliver to such holder or to the person or persons designated by such holder, the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares so surrendered for withdrawal. Holders of such whole shares of preferred stock will not thereafter be entitled to deposit such shares with the depositary or receive depositary shares therefor.

Transfer in Trust

If an event occurs as a result of which the applicable certificate of designations provides that shares of preferred stock are to be automatically transferred to a trust, then (1) immediately prior to such transfer, depositary shares corresponding to such shares of preferred stock shall be automatically transferred to a separate trust and all provisions of the applicable certificate of designations relating to a trust holding shares of preferred stock, the shares of preferred stock so held and the rights and obligations of all other persons with respect to such shares of preferred stock (including any person who, but for such provisions, would beneficially own or constructively own (as such terms are defined in the certificate of incorporation) such shares of preferred stock) shall apply in the same manner to such separate trust holding the depositary shares, the depositary shares so held and the rights and obligations of all other persons with respect to such depositary shares and (2) such shares of preferred stock shall not be automatically transferred to a trust unless required by the applicable certificate of designations after giving effect to such automatic transfer of the depositary shares to a separate trust.

Redemption

Whenever we elect to redeem shares of preferred stock, the depositary will redeem, as of the same redemption date, the number of depositary shares representing such shares of preferred stock to be so redeemed. The depositary will mail notice of our redemption of the shares of preferred stock and the proposed simultaneous redemption of the depositary shares by first-class mail, postage pre-paid, promptly upon the depositary’s receipt of our notice to redeem the shares of preferred stock to the record holders of the depositary shares to be so redeemed. On the date of such redemption, provided that we will then have paid or caused to be paid in full to the depositary the redemption price of the shares of preferred stock to be redeemed, plus an amount equal to all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest, the depositary shall redeem the number of depositary shares representing such redeemed shares of preferred stock. If fewer than all outstanding depositary shares corresponding to a series of preferred stock are to be redeemed, the depositary shares to be redeemed shall be determined pro rata, by lot, or by other equitable method determined by us. Notwithstanding anything else to the contrary contained therein, no notice shall be required to be provided in the event the depositary shares are redeemed in accordance with the terms of the applicable certificate of designations regarding the preservation of our status as a REIT for United States federal income tax purposes.

Notice having been mailed as set forth in the above paragraph, from and after the date fixed for redemption (unless we have failed to provide the funds necessary to redeem the shares of preferred stock evidenced by the depositary shares called for redemption), (1) dividends on the shares of preferred stock so called for redemption shall cease to accrue from and after such date, (2) the depositary shares being redeemed shall be deemed no longer to be outstanding, and (3) all rights of the holders of such depositary shares (except the right to receive the redemption price) shall, to the extent of such depositary shares, terminate. Such depositary shares will be redeemed by the depositary at the established redemption price per depositary share plus a corresponding fraction of all money and other property, if any, represented by such depositary shares, including all amounts paid by us in respect of dividends which on the date fixed for redemption have accrued on the shares of preferred stock to be so redeemed and have not theretofore been paid. Subject to applicable escheat laws, any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us at the end of two years from the date fixed for redemption, after which reversion the holders of such depositary shares so called for redemption shall look to our general funds for the payment of such cash.

Voting and Other Rights

As soon as practicable after receipt of notice of any meeting at which the holders of a series of preferred stock are entitled to vote, the depositary will mail to the record holders of depositary shares corresponding to that series of preferred stock as of the record date for such meeting a notice, which will contain (1) such information as is contained in such notice of meeting, (2) a statement that the holders may, subject to any applicable restrictions, instruct the depositary as to the exercise of the voting rights pertaining to the applicable series of preferred stock represented by their respective depositary shares, and (3) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of depositary shares on such record date, the depositary shall use its best efforts to vote or cause to be voted, in accordance with the instructions set forth in such request, the shares of preferred stock represented by such holders’ depositary shares. We will take all action that may be deemed reasonably necessary by the depositary in order to enable the depositary to do so. In the absence of specific instructions from the holder of the depositary shares, the depositary will abstain from voting to the extent of the shares of preferred stock represented by such depositary shares. In addition, to the extent holders of the shares of preferred stock may exercise other rights pursuant to the certificate of incorporation (including the applicable certificate of designations), then, upon the written request of holders of the depositary shares corresponding to such shares of preferred stock, the depositary shall use its best efforts to exercise such rights on behalf of such holders. The requesting holders shall be responsible for any costs, expenses and liabilities associated with the depositary’s exercise of any such rights on behalf of such holders, and the depositary will not be required to take any action unless the requesting holders have provided advanced payment or offered to the depositary indemnity satisfactory to the depositary, in its sole discretion, against the costs, expenses and liabilities to be incurred in compliance with such request.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by such depositary shares, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary shares may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

Any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect that we and the depositary may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any depositary or the registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the depositary shares) that materially adversely alters the rights of holders of depositary shares shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the depositary shares. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of such depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of such notice, the depositary will deliver or make available for delivery to holders of depositary shares, such number of whole or fractional shares as are represented by such depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement, except such charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary by delivering to the depositary notice of such removal, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will furnish to holders of depositary shares copies of any reports and communications received from us that are received by the depositary as the holder of the shares of preferred stock represented by such deposit shares. The depositary will keep books at the depositary’s office (as defined in the deposit agreement) for the registration and registration of transfer, surrender and exchange of depositary shares, which books at all reasonable times will be open for inspection by the record holders of depositary shares; provided that any such holder requesting to exercise such right shall certify to the depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of depositary shares.

None of the depositary, any depositary’s agent (as defined in the deposit agreement), the registrar or us shall incur any liability to any holder of depositary shares, if by reason of any provision of any present or future law, or regulation thereunder, of the United States or any other governmental authority or, in the case of the depositary, any depositary’s agent or the registrar, by reason of any provision, present or future, of the certificate of incorporation or the applicable certificate of designations or by reason of any act of war or other circumstance beyond the control of the relevant party, the depositary, any depositary’s agent, the registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of the deposit agreement provide shall be done or performed; nor shall the depositary, any depositary’s agent, the registrar or the Company incur liability to any holder of depositary shares (1) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the deposit agreement shall provide shall or may be done or performed, or (2) by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise.

DESCRIPTION OF WARRANTS OF BXP

BXP may issue warrants for the purchase of BXP’s preferred stock or common stock offered by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of BXP and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

LIMITS ON OWNERSHIP OF BXP CAPITAL STOCK

The following is a summary of the limits on ownership of BXP capital stock contained in BXP’s certificate of incorporation that affect BXP and its stockholders. The description below is intended as only a summary. You can access complete information by referring to BXP’s certificate of incorporation, and the following summary is qualified in its entirety by reference to such document.

Ownership Limits

For BXP to qualify as a REIT under the Code, among other things, not more than 50% in value of BXP outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year, and BXP outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to protect BXP against the risk of losing its status as a REIT and to otherwise protect it from the consequences of a concentration of ownership among the stockholders of BXP, the certificate of incorporation of BXP provides that generally no holder may beneficially own more than 6.6% of any class or series of our stock. Under the certificate of incorporation of BXP, a person generally “beneficially owns” shares if:

•	the person has direct ownership of the shares;

•	the person has indirect ownership of the shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; or

•	the person would be deemed to beneficially own the shares pursuant to Rule 13d-3 under the Exchange Act.

The certificate of incorporation of BXP provides two exceptions to the 6.6% ownership limit.

15% Related Party Ownership Limit

The certificate of incorporation of BXP provides that Mr. Mortimer B. Zuckerman, together with his heirs, legatees and devisees, and any other person who beneficially owns shares of our stock that are also deemed to be beneficially owned by Mr. Zuckerman or his heirs, legatees or devisees, are subject to an aggregate ownership limit with respect to each class or series of our stock of 15%. The heirs, legatees and devisees of Mr. Edward H. Linde, and any other person who beneficially owns shares of our stock that are also deemed to be beneficially owned by Mr. E. Linde’s heirs, legatees or devisees, are subject to an aggregate ownership limit with respect to each class or series of our stock of 15%.

15% Look-Through Entity Ownership Limit

Trusts described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, as modified by Section 856(h)(3) of the Code, and entities registered under the Investment Company Act of 1940 are subject to an ownership limit of 15%. These types of entities are among the entities that are not treated as stockholders under the requirement that not more than 50% in value of BXP outstanding stock be owned by five or fewer individuals during the last half of a taxable year other than our first year. Rather, the beneficial owners of these entities will be counted as stockholders for this purpose.

Additionally, the board of directors of BXP may, in its sole discretion, waive the foregoing ownership limits if evidence satisfactory to the board of directors is presented that the changes in ownership will not jeopardize BXP’s status as a REIT and the board of directors otherwise determines that such action is in the best interests of BXP.

These ownership limitations may have the effect of precluding the acquisition of control of BXP.

Shares in Excess of Ownership Limits

Purported transfers of BXP stock or beneficial ownership of BXP stock that would result in:

•	any person violating the ownership limit applicable to that person;

•	BXP’s stock being beneficially owned by fewer than 100 persons;

•	BXP being “closely held” within the meaning of Section 856(h) of the Code; or

•	BXP constructively owning 10% or more of one of its tenants,

shall be null and void and of no effect with respect to the number of shares of stock that would cause such result. These shares will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to a trust for the benefit of a qualified charitable organization selected by BXP. Additionally, events other than purported transfers that would result in the occurrence of any of the events described above will result in a number of shares of stock sufficient to prevent the occurrence of such event converting into an equal number of shares of BXP’s excess stock and being transferred to the trust. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the excess stock to a person who could own the shares without violating the applicable limits and distribute to the original transferee-stockholder an amount equal to the lesser of:

•	the proceeds of the sale; or

•

the price paid by the original transferee-owner for the shares of BXP stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of BXP stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of BXP.

All dividends and other distributions received with respect to the excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the original transferee-owner will be distributed to the beneficiary of the trust.

The foregoing restrictions will not apply if the board of directors of BXP determines that it is no longer in the best interests of BXP to attempt to, or to continue to, qualify as a REIT.

Right to Purchase Excess Stock

In addition to the foregoing transfer restrictions, BXP has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of these shares for the lesser of:

•

the price paid by the original transferee-owner for the shares of BXP stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of BXP stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of BXP; or

•	the market price of BXP stock on the date it exercises its option to purchase, which will be determined in the manner set forth in the certificate of incorporation of BXP.

The 90-day period begins on the date of the purported transfer or other event that resulted in the conversion of shares into excess stock if the original transferee-stockholder gives notice to BXP of such event or, if no notice is given, the date on which the board of directors of BXP determines that such event has occurred.

Disclosure of Stock Ownership by the Stockholders of BXP

Each of the stockholders of BXP will be required to disclose to BXP upon demand in writing any information BXP may request to determine its status as a REIT and ensure compliance with the ownership limits.

IMPORTANT PROVISIONS OF DELAWARE LAW, BXP’S CERTIFICATE OF INCORPORATION AND BY-LAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of important provisions of Delaware law, the certificate of incorporation and by-laws of BXP and other governance documents which affect BXP and its stockholders. The description below is intended as only a summary and to the extent that it describes the certificate of incorporation and by-laws of BXP, it is qualified in its entirety by reference to such documents. You can access complete information by referring to Delaware General Corporation Law, the certificate of incorporation and by-laws of BXP and the other governance documents referred to in this section.

Business Combinations with Interested Stockholders under Delaware Law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the date on which the person became an interested stockholder, the business combination is approved by the board of directors and the holders of at least two-thirds of the voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, the term “interested stockholder” is generally (1) a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or (2) a person who is an affiliate or associate of the corporation and was, together with affiliates and associates, the owner of 15% or more of a corporation’s outstanding voting stock within the past three years. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of BXP.

Amendment of the Certificate of Incorporation and By-laws of BXP

Amendments to the certificate of incorporation of BXP must be approved by the affirmative vote of more than 75% of the directors then in office and generally by the vote of a majority of the votes entitled to be cast at a meeting of the stockholders of BXP. However, the affirmative vote of not less than 75% of BXP outstanding shares entitled to vote thereon, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon, is required for amendments dealing with fundamental governance provisions of the certificate of incorporation of BXP, including provisions relating to:

•	stockholder action;

•	the powers, election of, removal of and terms of directors;

•	limitation of liability; and

•	amendment of the by-laws or certificate of incorporation of BXP.

Unless otherwise required by law, the board of directors of BXP may amend the by-laws of BXP by a majority vote of the directors of BXP then in office. The by-laws of BXP may also be amended at a meeting of stockholders by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to be cast on such amendment, voting together as a single class, if the board of directors of BXP recommends the approval of the amendment. Otherwise, the by-laws of BXP may be amended at a meeting of stockholders by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class.

Approval of Extraordinary Actions

Delaware law generally requires that BXP obtain the approval of a majority of the outstanding shares of BXP common stock that are entitled to vote before BXP may consolidate or merge with another corporation. However, Delaware law does not require that BXP seek approval of the stockholders of BXP to enter into a merger in which BXP is the surviving corporation following the merger if:

•	the certificate of incorporation of BXP is not amended in any respect by the merger;

•	each share of BXP stock outstanding prior to the merger is to be an identical share of stock following the merger; and

•

any shares of common stock (together with any other securities convertible into shares of common stock) to be issued or delivered as a result of the merger represent in the aggregate no more than 20% of the number of shares of BXP common stock outstanding immediately prior to the merger.

Meetings of Stockholders

Under the by-laws of BXP, BXP will hold annual meetings of its stockholders at a date and time as determined by the board of directors, Chairman, Chief Executive Officer or President of BXP. The by-laws of BXP require advance notice for the stockholders of BXP to make nominations of candidates for the board of directors of BXP or bring other business before an annual meeting of the stockholders of BXP. Only the board of directors of BXP can call special meetings of the stockholders of BXP and any special meeting is restricted to considering and acting upon matters set forth in the notice of that special meeting.

Proxy Access

The by-laws of BXP include proxy access provisions that permit a stockholder, or group of no more than five stockholders, meeting specified eligibility requirements, to include director nominees in BXP’s proxy materials for annual meetings of its stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of BXP continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at BXP and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in BXP’s proxy materials and provide other required information to BXP not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting).

For purposes of the foregoing requirements, issued and outstanding common units of BPLP, other than those owned by BXP, BPLP or any of their directly or indirectly wholly owned subsidiaries and excluding issued and outstanding long term incentive units of BPLP, will be treated as issued and outstanding shares of common stock as such common units are generally economically equivalent to, and exchangeable for, shares of common stock.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria, and stockholders will not be entitled to utilize this proxy access right at an annual meeting if BXP receives notice through its traditional advanced notice by-law provisions that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 25% of the number of directors then in office.

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the by-laws of BXP.

Board of Directors

Each director of BXP holds office for a one-year term expiring at the next succeeding annual meeting of stockholders, or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The certificate of incorporation of BXP provides that the affirmative vote of more than 75% of the directors then in office is required to approve fundamental transactions or actions, including:

•	a change of control of BXP or of BPLP;

•	any amendment to the limited partnership agreement of BPLP;

•	any waiver of the limitations on ownership contained in the certificate of incorporation of BXP;

•	any merger, consolidation or sale of all or substantially all of the assets of BXP or of BPLP;

•	certain issuances of equity securities by BXP (but not including, among others, underwritten public offerings);

•

BXP or BPLP making a general assignment for the benefit of creditors or instituting any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of either entity or consenting to the taking of any of these actions against either entity;

•	any amendment of the certificate of incorporation of BXP;

•

BXP conducting business other than through BPLP or for either of them to engage in any business other than the ownership, construction, development, management and operation of commercial real estate properties; and

•	termination of BXP’s status as a REIT.

Limitation of Directors’ and Officers’ Liability

The certificate of incorporation of BXP contains a provision permitted by the Delaware General Corporation Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision also provides that if the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of BXP shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, including an injunction or rescission, for breach of fiduciary duty.

The Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against these persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of a corporation unless the directors successfully defend the action or indemnification is ordered by the court.

The by-laws of BXP provide that its directors and officers will be, and, in the discretion of the board of directors of BXP, non-officer employees may be, indemnified to the fullest extent authorized by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of our company. The by-laws of BXP also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BXP or BPLP pursuant to the foregoing provisions, BXP and BPLP have been informed that in the opinion of the staff of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

BXP and BPLP have entered into indemnification agreements with each of the directors and some of the officers of BXP The indemnification agreements require, among other things, that BXP and BPLP indemnify the directors and officers of BXP to the fullest extent permitted by law and advance to the directors and officers of BXP all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, BXP and BPLP must also indemnify and advance all expenses incurred by the directors and officers of BXP seeking to enforce their rights under the indemnification agreements and may cover the directors and officers of BXP under their directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the directors and officers of BXP that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by BXP’s board of directors or stockholders to eliminate the rights it provides.

Exclusive Forum

The by-laws of BXP generally provide that, unless BXP consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of BXP, (2) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of BXP to BXP or its stockholders, (3) any action asserting a claim against BXP or any current or former director, officer, employee or stockholder of BXP arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or by-laws of BXP, or (4) any action asserting a claim against BXP or any current or former director, officer, employee or stockholder of BXP governed by the internal affairs doctrine.

BPLP Agreement

BXP has agreed in the limited partnership agreement of BPLP not to engage in specified extraordinary transactions, including, among others, business combinations, unless limited partners of BPLP, other than BXP, receive, or have the opportunity to receive, either (1) the same consideration for their partnership interests as holders of BXP common stock in the transaction or (2) limited partnership units that, among other things, would entitle the holders, upon redemption of these units, to receive shares of common equity of a publicly traded company or the same consideration as holders of the common stock of BXP received in the transaction. If these limited partners would not receive such consideration, BXP cannot engage in the transaction unless limited partners holding at least 75% of the common units of limited partnership interest, other than those held by BXP or its affiliates, consent to the transaction. In addition, BXP has agreed in the limited partnership agreement of BPLP that BXP will not complete business combinations in which BXP receives the approval of its common stockholders unless either (1) limited partners holding at least 75% of the common units of limited partnership interest, other than those held by BXP or its affiliates, consent to the transaction or (2) the limited partners of BPLP are also allowed to vote and the transaction would have been approved had these limited partners been able to vote as common stockholders on the transaction. Therefore, if the common stockholders of BXP approve a specified extraordinary transaction, the limited partnership agreement requires the following before BXP can complete the transaction:

•	holders of partnership interests in BPLP, including BXP, must vote on the matter;

•	BXP must vote all of its partnership interests in the same proportion as the stockholders of BXP voted on the transaction; and

•	the result of the vote of holders of partnership interests in BPLP must be such that had such vote been a vote of stockholders, the transaction would have been approved.

The limited partnership agreement of BPLP also generally provides that BXP, as general partner of BPLP, will incur no liability to BPLP or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if BXP acted in good faith. In addition, BXP is not responsible for any misconduct or negligence on the part of its agents, provided BXP appointed such agents in good faith. BXP may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any act taken or omitted to be taken in reliance upon the opinion of such persons, as to matters that BXP reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The limited partnership agreement of BPLP also provides for indemnification, to the fullest extent permitted by Delaware law, of BXP, the directors and officers of BXP, and such other persons as BXP may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of BPLP or BXP as set forth in the limited partnership agreement of BPLP in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, BPLP generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of common stock, preferred stock and debt securities of BXP and debt securities of BPLP, and the qualification and taxation of BXP as a REIT.

Because this is a summary that is intended to address only certain material United States federal income tax consequences relating to the ownership and disposition of debt securities, common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code;

•	this summary assumes that the relevant common stock, preferred stock and debt securities are held as capital assets for U.S. federal income tax purposes;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities, the common stock and the preferred stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

References to “partnerships” in this section refer to any entities treated as a partnership for U.S. federal income tax purposes, and references to “corporations” in this section refer to any entities treated as corporations for U.S. federal income tax purposes.

Classification and Taxation of BXP as a REIT

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer only to BXP. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 1997, our form of organization and operations are such as to enable us to qualify as a “real estate investment trust” under the applicable provisions of the Code. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of BXP common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute to our stockholders within certain time periods. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business (including certain foreign currency gain attributable thereto), or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

If we have net income from “prohibited transactions” (including certain foreign currency gain attributable thereto ) we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years;

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary of ours) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•

If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the “recognition” period beginning on the date on which we acquired the asset (which period may vary depending on the date the asset is acquired, but is generally five years), then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

•

We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1997. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail conditions (5) or (6) above, our certificate of incorporation provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of specified ownership limits will be converted automatically into Excess Stock (as defined below) and transferred to a charity for resale and that certain transfers of our stock shall be void ab initio. The original stockholder is entitled to receive certain proceeds from such a resale. Excess Stock is a separate class of our capital stock that is entitled to no voting rights but shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the Excess Stock or other provisions contained in our certificate of incorporation will, as a matter of law, prevent a violation of the share ownership requirements in conditions (5) and (6) above. If there were such a share ownership violation and the operation of the Excess Stock or other provisions contained in our certificate of incorporation were not held to cure such violation, we may be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the Excess Stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in our certificate of incorporation preclude us from failing conditions (5) or (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some “impermissible tenant services” (defined below under “—Income Tests Applicable to REITs”) without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, BXP’s proportionate share of the assets and items of income of BPLP, including BPLP’s share of the assets and liabilities and items of income with respect to any partnership (or disregarded entity) in which it holds an interest, will be treated as BXP’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. BXP has control over BPLP and substantially all of the partnerships and limited liability company subsidiaries of BPLP and intends to operate them in a manner that is consistent with the requirements for the qualification of BXP as a REIT.

If a partnership is audited by the IRS, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The Code also provides for an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of “real estate assets” (other than certain debt instruments of publicly offered REITs), dividends paid by another REIT, interest on obligations secured by mortgages on real property or on interests in real property, income from some types of temporary investments, and certain other real estate related sources. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% test, dividends, interest, and gain from the sale or disposition of stock or securities.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. If a REIT is a shareholder of a controlled foreign corporation or a passive foreign investment company, the income it must recognize on account of such ownership under certain special non-deferral provisions of the Code will generally be treated as qualifying income for purposes of the 95% gross income test. In addition, foreign currency gain with respect to distributions of previously taxed earnings and profits will generally be excluded from income for purposes of the 95% gross income test.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Any income we derive from providing “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) will be considered “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attached a schedule of the sources of our income to our federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of BXP as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, or any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. See “—Classification and Taxation of BXP as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to satisfy our distribution requirements and avoid income and excise taxation due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization, repayment of debt or capital expenditures in excess of noncash deductions such as depreciation. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement and/or to avoid income and excise taxation.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test and net of any directly related deductions. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), in each case which is clearly identified as such before the close of the day on which it was acquired, originated or entered into (after taking into account certain curative provisions), including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Affiliated REITs

BPLP owns significant equity interests (directly and indirectly) in entities that have elected to be treated as REITs. These affiliated REITs must also meet the REIT tests discussed above. The failure of any of these affiliated REITs to qualify as a REIT could cause us to fail to qualify as a REIT, because we would then own (through BPLP) more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary. In such a case, the affiliated REITs may also be “personal holding companies” within the meaning of the Code, and may thereby be subject to the personal holding company tax.

Failure of BXP to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a preferential rate, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock or preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “non-U.S. stockholder” shall refer to any owners of our common or preferred stock that are not U.S. stockholders for purposes of this Registration and are not entities treated as partnerships for U.S. federal income tax purposes.

If a partnership holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the preferential rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, non-corporate U.S. stockholders are permitted to take a 20% deduction for certain pass-through business income, including dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is generally 25% to the extent of previously claimed depreciation deductions (“Unrecaptured Section 1250 Gains”). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or Unrecaptured Section 1250 Gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of BXP common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of BXP common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally are not expected to constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (“USRPIs”), as defined below, is subject to a 30% tax to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business, the non-U.S. stockholder generally will not be subject to the 30% withholding tax but will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Except as discussed below with respect to 10% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act, or “FIRPTA.” The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution attributable to the gain from the sale or exchange of a USRPI. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock or preferred stock as long as at all times during the testing period non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that test will be met. Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of BXP common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires BXP common stock within certain prescribed periods. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns or has owned, actually or constructively, at any time during the specified testing period, more than 10% of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules. Subject to the exception described above for qualified shareholders having one or more applicable investors, distributions received by qualified shareholders will be taxed as described above at “—Dividends” as if the distribution is not attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and distributions treated as gain from the sale or exchange of our stock under the rules described above at “—Dividends”) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business, in which case the qualified shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders.

For FIRPTA purposes neither a “qualified foreign pension fund” nor any “qualified controlled entity” is treated as a non-U.S. stockholder. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under Treasury Regulations, subject to the discussion below regarding “qualified holders,” a “qualified controlled entity” also is not generally treated as a foreign person for purposes of FIRPTA. A qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more other qualified controlled entities. Gain of a qualified foreign pension fund or qualified controlled entity treated as gain from the sale or exchange of our stock, distributions treated as gain from the sale or exchange of our stock under the rules described above at “—Dividends”, and distributions attributable to gains from sales of USRPIs will not be subject to U.S. federal income or withholding tax unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, in which case the qualified foreign pension fund (or qualified controlled entity) generally will be subject to a tax at the same graduated rates applicable to U.S. Stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.

Treasury Regulations further require that a qualified foreign pension fund or qualified controlled entity will not be exempt from FIRPTA with respect to dispositions of U.S. real property interests or REIT distributions attributable to the same unless the qualified foreign pension fund or qualified controlled entity is a “qualified holder.” To be a qualified holder, a qualified foreign pension fund or qualified controlled entity must satisfy one of two alternative tests at the time of the disposition of the U.S. real property interest or the REIT distribution. Under the first test, a qualified foreign pension fund or qualified controlled entity is a qualified holder if it owned no U.S. real property interests as of the earliest date during an uninterrupted period ending on the date of the disposition or distribution during which it qualified as a qualified foreign pension fund or qualified controlled entity. Alternatively, if a qualified foreign pension fund or qualified controlled entity held U.S. real property interests as of the earliest date during the period described in the preceding sentence, it can be a qualified holder only if it satisfies certain testing period requirements.

Treasury Regulations also provide that a foreign partnership all of the interests of which are held by qualified holders, including through one or more partnerships, may certify its status as such and will not be treated as a foreign person for purposes of withholding under FIRPTA.

Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, imposes withholding taxes on “withholdable payments” (as defined below) made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. “Withholdable payment” generally means any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements.

Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and holders of our equity and debt securities may be enacted, amended or repealed. Changes to the federal tax laws and to interpretations of the federal tax laws could adversely affect an investment in our equity or debt securities.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes the material United States federal income tax consequences of owning the fixed rate debt securities that BXP or BPLP may offer for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortization bond premium or market discount rules may apply. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security that for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security, other than a partnership, that is not a U.S. Holder.

If a partnership is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must generally be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the Debt Securities. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (2) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder (A) increased by the amount of OID (if any) previously included in income by such Holder and (B) decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding. We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the noteholder’s income tax liability. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is (1) a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in BPLP in the event that debt is issued by BPLP, (2) a direct or indirect 10% or greater stockholder (as defined in Section 871(h)(3) of the Code) of the

REIT in the event that debt is issued by the REIT, (3) a controlled foreign corporation related to BPLP or the REIT, as applicable, or (4) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E) from the individual or corporation that: (1) is signed under penalties of perjury by the beneficial owner of the debt security, (2) certifies that such owner is not a U.S. Holder and (3) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E to the withholding agent. A Non-U.S. Holder that is not an individual or corporation holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (2) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (3) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Withholding on Certain Foreign Accounts and Entities. FATCA imposes withholding taxes on “withholdable payments” (as defined below) made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. “Withholdable payment” generally means any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (1) is a United States person, (2) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (1), (2) or (3) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

SELLING SECURITY HOLDERS

Information about selling security holders of BXP, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

BXP common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of BXP or in exchange for debt securities of BPLP. Securities may also be issued upon exercise of warrants of BXP. BXP and BPLP reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of BXP, which are listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, BXP, BPLP or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including, but not limited to, persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessments of the effectiveness of internal control over financial reporting (which are included in Management’s Reports on Internal Control over Financial Reporting) incorporated in this prospectus by reference to BXP, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Boston Properties Limited Partnership

% Senior Notes due

Prospectus Supplement

August  , 2026

Joint Book-Running Managers

J.P. Morgan	BBVA	BNY Capital Markets	PNC Capital Markets LLC	TD Securities	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is August  , 2026